CONSECO, INC.
                         DIRECTOR, EXECUTIVE AND SENIOR
                           OFFICER STOCK PURCHASE PLAN


1. PURPOSE. The Director, Executive and Senior Officer Stock Purchase Plan (the "Plan"), of Conseco, Inc. ("Conseco"), is adopted to facilitate the purchase, by the Directors, executives and senior managers of Conseco and its subsidiaries (collectively, the "Company"), of Conseco's common stock ("Common Stock") and Conseco's Preferred Redeemable Increased Dividend Equity Securities, 7% PRIDES, Convertible Preferred Stock ("PRIDES"). The purchases facilitated by the Plan are intended to achieve the following specific purposes:

                  a) more closely align key employees' financial rewards with the financial rewards realized by all other shareholders of the Company;

                  b)       increase key employees' motivation to manage the
                             Company as owners; and

                  c) increase the ownership of Common Stock and PRIDES among senior management of the Company.

2. ELIGIBILITY. To be eligible to participate in the Plan, the individual must be a non-employee Director of the Company, an executive officer of the Company or a senior officer of the Company selected by the Directors ("Eligible Participant").

3. PARTICIPATION. To become a Plan participant ("Participant"), an Eligible Participant must satisfy the following requirements:

                  a) submit a completed, signed and irrevocable election to purchase all or, in the case of Directors and Executive Officers, a portion of the Common Stock or PRIDES which the Eligible Participant is eligible to purchase under the Plan along with a power of attorney authorizing such purchases on the Participant's behalf;

                  b) complete and sign all necessary agreements and other documents relating to the loan described in Section 4 hereof including, but not limited to, personal financial statements, letters of instruction to brokers, transfer agents and banks as are necessary or appropriate under the loan described in Section
                           4 hereof, and a power of attorney authorizing borrowings under such loan; and

                  c) satisfy all other conditions of participation specified in the Plan.



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         The agreements and other documents  specified in subsections 3 (a), (b)
         and (c) must be submitted at such times and to such Company offices as specified by the Company. No Eligible Participant is required to participate in the Plan.

         Directors and executive officers may purchase up to 200,000 shares of Common Stock under the Plan. Senior officers electing to become Participants must purchase 10,000 shares of Common Stock. Up to 2,000,000 shares of Common Stock may be purchased by all Participants. Participants may elect that the number of shares of Common Stock they are eligible to purchase be reduced by up to 50% and that the same number of shares of PRIDES divided by two be purchased under the Plan. Directors and executive officers shall have the right to purchase shares not purchased by other Participants in such amount as is determined by the pro rata amount of their participation in the Plan compared to the participation of the other Participants electing to purchase additional shares. All such purchases may be made by the individual Participant or by a trust, corporation, partnership or limited liability company controlled by the Participant ("Participant Designee"; the term Participant shall include Participant Designee unless the context otherwise requires).

4. PURCHASE OF SHARES. Conseco, in its sole discretion subject to the terms and provisions of the Plan, will determine the timing, amount, price and mechanics of all of the purchases of shares of Common Stock and PRIDES (the "Purchased Shares") through open market and negotiated transactions. Purchases of Purchased Shares shall be effected through a broker in accordance with Rule 10b-18 under the Securities Exchange Act of 1934. The shares of Common Stock purchased pursuant to the Plan will be allocated proportionately among Participants at the end of each trading day based upon the percentage of all of the shares of Common Stock Participants have elected to purchase and the average price for all purchases of shares of Common Stock on that day. The shares of PRIDES Participants have elected to purchase will be allocated proportionately among Participants at the end of each trading day based upon the percentage of all of the shares of PRIDES Participants have elected to purchase and the average price for all purchases of shares of PRIDES on that day.

         Conseco has arranged the opportunity for each Participant to obtain a loan through Bank of America National Trust and Savings Association ("Bank") to fund the purchase of the Purchased Shares (the "Loan"). Each Participant must sign a power of attorney authorizing loans under the Credit Agreement with the Bank and the purchase of the Purchased Shares. Each Participant is responsible for satisfying all of the lending requirements specified by the Bank to qualify for the Loan including all collateral requirements. Each Participant is fully obligated to repay to the Bank all principal, interest, and any prepayment fees on the Loan when due and payable.

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         In the  event a  Participant  does not wish to  obtain  the  Loan,  the
         Participant shall provide sufficient funds to fund the purchase of the Purchased Shares. Such Participant must execute a power of attorney authorizing the purchase of the Purchased Shares. If the Participant fails to fund the purchase of the Purchased Shares, the Participant may no longer participate in the Plan, and all of the Purchased Shares not paid for will be allocated to the other Participants.

5. REGISTRATION OF SHARES. The Purchased Shares will be registered in the name of the Participant or his or her designee and certificated. Each certificate will bear a
         legend referring to the Plan.   The certificates for the
         Purchased Shares of each Participant who participates in the Loan will be held by the Bank as collateral for the Loan. Each such Participant must deliver to the Bank a stock power endorsed in blank with respect to the Purchased Shares. A Participant may be able to obtain a release of the Purchased Shares from the Bank provided that other collateral of equal value is substituted as collateral for the Loan.

6. SHAREHOLDER RIGHTS. Each Participant will have all of the rights of a shareholder with respect to the Purchased Shares, including the right to vote the shares and the right to receive dividends. Any dividends in excess of required interest payments will be deposited to the Participant's account at the Bank.

7. SALE OF PURCHASED SHARES. Each Participant is permitted to sell all or any portion of the Purchased Shares; provided, that any such sale does not violate any provision of a Loan.

8.       DEATH OR DISABILITY.   Upon the death of a Participant, her or
         his estate may elect to cause Conseco to pay the estate an amount equal to the purchase price paid for the Purchased Shares purchased by the deceased Participant minus the value of such shares on the date of the Participant's death based upon the average of the high and low trading prices per share for the Purchased Shares as reported by the principal national stock exchange upon which such shares are traded. The estate of a deceased Participant must make such election, in writing, within 30 days of the date of the Participant's death. Upon the total and permanent disability of a Participant who is an employee of the Company, such disabled Participant may elect to cause Conseco to pay the Participant an amount equal to the purchase price paid for the Purchased Shares by the disabled Participant minus the value of such shares on the date of the determination of the Participant's total and permanent disability based upon the average of the high and low trading prices per share for the Purchased Shares as reported by the principal national stock market upon which such shares are

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         traded. The Participant must make such election, in writing,  within 30 days of the date of the determination of the Participant's total and permanent disability. "Total and permanent disability" means the inability of a Participant to provide meaningful service for the Company due to a medically determinable physical or mental impairment. Such determination of total and permanent disability shall be made by the Company. Notwithstanding the above, if a Participant qualifies for Federal Social Security disability benefits or for payments under the Company's long-term disability income plan, based upon his physical or mental condition, he shall be deemed to suffer from a total and permanent disability hereunder. This Section 8 has no effect on a deceased or disabled Participant's sale of Purchased Shares before the Participant's death or disability. Payment by Conseco of amounts described in this Section 8 is conditioned on the payment in full of the Participant's Loan, if any, and the release of the Company's guarantee with respect thereto. This Section 8 will terminate January 1, 2002.

9. LOAN GUARANTEE. Conseco will guarantee repayment to the Bank of 100% of all principal, interest, prepayment fees and other obligations of each Participant under such Participant's Loan described in Section 4. The Conseco loan guaranty is a condition to the loan arrangement Conseco has made with the Bank. The terms and conditions of the guarantee are as agreed by Conseco and the Bank. If a Participant specifies a Participant Designee, the Participant shall enter into an indemnification agreement to indemnify Conseco for any losses under the guaranty of the Loan with respect to the Participant Designee. Each Participant is fully obligated to repay to the Bank all principal, interest, and other amounts on the Loan when due and payable. Conseco may take any action relating to the Participant and her or his assets, which the Board of Directors deems reasonable and necessary, to obtain full reimbursement for amounts Conseco pays to the Bank under its guaranty related to the Participant's or a Participant Designee's Loan ("Loan Default"). Notwithstanding the foregoing, Conseco will not be subrogated to any right of the Bank as a holder of a security interest in the Purchased Shares.

10. CHANGES OF CONTROL. A "Change of Control" of Conseco shall mean a change of control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 (the "1934 Act") as revised effective January 20, 1987, or if Item 6(e) is no longer in effect, any regulations issued by the Securities and Exchange Commission pursuant to the 1934 Act which serve similar purposes; provided, that, without limitations, (x) such a change of control shall be deemed to have occurred if and when either (A) except as

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         provided in (y) below,  any "person" (as such terms is used in Sections
         13(d) and 14(d) of the 1934 Act) is or becomes a "beneficial owner" (as such term is defined in Rule 13d-3 promulgated under the 1934 Act), directly or indirectly, of securities of Conseco representing 25% or more of the combined voting power of Conseco's then outstanding securities entitled to vote with respect to the election of its Board of Directors or (B) as the result of a tender offer, merger, consolidation, sale of assets, or contest for election of directors, or any combination of the foregoing transactions or events, individuals who were members of the Board of Directors of Conseco immediately prior to any such transaction or event shall not constitute a majority of the Board of Directors following such transaction or event, and (y) no such change of control shall be deemed to have occurred if and when either
         (A) any such change is the result of a transaction which constitutes a "Rule 13e-3 transaction" as such term is defined in Rule 13e-3 promulgated under the 1934 Act or (B) any such person becomes, with the approval of the Board of Directors of Conseco, the beneficial owner of securities of Conseco representing 25% or more but less than 50% of the combined voting power of Conseco's then outstanding securities entitled to vote with respect to the election of its Board of Directors and in
         connection  therewith  represents,   and  at  all  times  continues  to
         represent, in a filing, as amended, with the Securities and Exchange Commission on Schedule 13D or Schedule 13G (or any successor Schedule thereto) that "such person has acquired such securities for investment and not with the purpose nor with the effect of changing or influencing the control of the Company, nor in connection with or as a participant in any transaction having such purpose or effect" or words of comparable meaning and import. The designation by any such person, with the approval of the Board of Directors of Conseco, of a single individual to serve as a member of, or observer at meetings of, Conseco's Board of Directors, shall not be considered "changing or influencing the control of the Company" within the meaning of the immediately preceding clause (B), so long as such individual does not constitute at any time more than one-third of the total number of directors serving on such Board. In the event of a Change of Control, each Participant will receive in exchange for the Purchased Shares the higher of (i) the purchase price paid for all of each Participant's
         Purchased  Shares,  respectively,   plus  all  interest  paid  by  each
         respective Participant under the Loan or (ii) the amount of the consideration to be paid for the Purchased Shares in connection with the Change of Control. Such amount shall be paid to the Participants upon consummation of the event resulting in a Change of Control.

11. OTHER TERMINATION. If a Participant ceases to be a Director or officer of Conseco in circumstances other than as described in section 10, he or she may either (i) retire the Loan

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         immediately  and release  Conseco's  guaranty or (ii) continue the Loan until its maturity date with Conseco's guaranty.

         If the Participant desires Conseco's guaranty to continue, he or she agrees that, as compensation for continuing such guaranty beyond the termination of such Participant's employment or directorship, as the case may be, the former Participant shall pay to Conseco the following fees:

         (a) A continuing guaranty fee on the outstanding note balance at each calendar quarter end to be paid at the rate of .5% each quarter.

         (b) A settlement fee equal to half of the "Exit Profit". The Exit Profit shall be the excess, if any, of (i) the proceeds received from the sale of the Related Shares (as defined herein) or the market value of the Related Shares on the date the guaranty is released, whichever occurs first minus
                           (ii) the sum of (x) the market value of the Related Shares at the Participant's termination date and
                           (y) the interest accrued on the Loan since the termination date for the Related Shares. The "Related Shares" means the number of Purchased Shares acquired with the proceeds of the remaining principal amount of the loan at the date of termination of employment.

12. ADMINISTRATION. The Board of Directors of Conseco shall be charged with the administration and interpretation of the Plan but may delegate the ministerial duties hereunder to such persons as it determines. The Board of Directors of Conseco may adopt such rules as may be necessary or appropriate for the proper administration of the Plan. The decision of the Board of Directors of Conseco in all matters involving the interpretation and application of the Plan shall be final and shall be given the maximum possible deference allowed by law.

13. PAYMENT OF EXPENSES. The expenses of administering the Plan shall be paid by the Company except those expenses which are expenses of the Participants.

14. EMPLOYER-EMPLOYEE RELATIONSHIP. The establishment of this Plan shall not be construed as conferring any legal or other rights upon any employee or any person for a continuation of employment, nor shall it interfere with the rights of the Company to discharge any employee or otherwise act with relation to the employee. The Company may take any action (including discharge) with respect to any employee or other person and may treat such person without regard to the effect which such action or treatment might have upon such person as a Participant of this Plan.

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15.      AMENDMENT AND TERMINATION.  The Company reserves the right to change or discontinue this Plan by action of the Board of Directors in its discretion; provided, however, that in the case of any person to whom benefits under this Plan had accrued upon termination of employment prior to such Board of Directors action, or in the case of any Participant who would have been entitled to benefits under this Plan had the Participant's employment ceased prior to such change or discontinuance, the benefits such person had accrued under this Plan prior to such change or discontinuance shall not be adversely affected thereby.

         Notwithstanding anything herein to the contrary, nothing contained herein shall restrict the Company's right to terminate the Plan.

16. WITHHOLDING. The Company shall have the right to deduct in cash (whether under this Plan or otherwise) in connection with all payments by the Company to a Participant under this Plan any taxes required by law to be withheld and to require any payments required to enable it to satisfy its withholding obligations.

17. GOVERNING LAW. This Plan shall be construed in accordance with the laws of the State of Indiana.


Effective Date:  April 4, 1996


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